SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2011
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES

Certain References

     References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN Mobile Storage Inc., a Delaware corporation (“GFNMS”), GFN North America Corp., a Delaware corporation (“GFNNA”), and its subsidiary Pac-Van, Inc., an Indiana corporation (which, combined with GFNMS, is referred to herein as “Pac-Van”), GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its subsidiary Royal Wolf Holdings Limited (formerly GFN Australasia Holdings Pty Limited), an Australian corporation (“Royal Wolf Holdings”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”), and its subsidiaries. Royal Wolf Holdings and its subsidiaries are collectively referred to herein as “Royal Wolf.”

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Item 5.07	Submission of Matters to a Vote of Security Holders	1

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Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on December 6, 2011 in Pasadena, California. Stockholders of record at the close of business on October 10, 2011 were entitled to one vote for each share of common stock held. On October 10, 2011, there were 22,013,299 shares of common stock outstanding.

At the annual meeting, the stockholders of the Company voted on the following proposals:

1.           To elect three members of the Board of Directors, for the terms indicated below. Each nominee for director was elected by a vote of the stockholders as follows:

	For	Withheld	Broker Non-Votes

Lawrence Glascott (three-year term)	11,329,416	32,183	7,601,774
Susan L. Harris (three-year term)	11,329,416	32,183	7,601,774
James B. Roszak (three-year term)	11,329,416	32,183	7,601,774

2.           Ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012. The proposal was approved by a vote of stockholders as follows:

For	18,931,470
Against	31,903
Abstain	0
Broker non-votes	—

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: December 6, 2011	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

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